Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
FIRST QUARTER 2024 FINANCIAL RESULTS

Englewood, Colorado, May 8, 2024 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported first quarter 2024 results.

Headlines include:

●	Total revenue grew 20% to $37 million in first quarter
o	Baseball revenue up 25% to $22 million
o	Mixed-use development revenue up 13% to $15 million
●	Mixed-use development generated $10 million of Adjusted OIBDA(1) in first quarter
●	Completed several capital improvement projects in advance of the 2024 season, including new spaces such as Lexus Premium Boxes, Blue Moon Beer Garden and Jim Beam Bourbon Decks and expanded retail store

Discussion of Results

	Three months ended
	March 31,
	2023	2024	% Change

	amounts in thousands
Baseball revenue	$17,561	$21,970	25%
Mixed-use development revenue	13,411	15,110	13%
Total revenue	30,972	37,080	20%
Operating costs and expenses:
Baseball operating costs	(36,771)	(45,207)	(23)%
Mixed-use development costs	(1,931)	(2,253)	(17)%
Selling, general and administrative, excluding stock-based compensation	(23,657)	(23,374)	1%
Adjusted OIBDA	$(31,387)	$(33,754)	(8)%

Operating income (loss)	$(49,257)	$(52,355)	(6)%

Regular season home games in period	—	—

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2024 to the same period in 2023.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended
	March 31,
	2023	2024	% Change

	amounts in thousands
Baseball:
Baseball event	$1,118	$1,168	4%
Broadcasting	891	2,101	136%
Retail and licensing	4,375	5,653	29%
Other	11,177	13,048	17%
Baseball revenue	17,561	21,970	25%
Mixed-use development	13,411	15,110	13%
Total revenue	$30,972	$37,080	20%

No regular season home games were played in either the first quarter of 2024 or the prior year period.

Baseball revenue increased 25% in the first quarter primarily driven by growth in broadcasting revenue due to more regular season games played based on the timing of the regular season start this year and higher other revenue due to increased ticket demand and attendance at spring training home games. Mixed-use development revenue grew 13% during the first quarter due to increases in rental income related to tenant recoveries and various new lease agreements, as well as higher parking revenue.

Operating loss and Adjusted OIBDA loss increased in the first quarter. Baseball operating costs increased primarily due to higher player salaries and minor league team and player expenses, as well as increased spring training related expenses. Selling, general and administrative expense was relatively flat in the first quarter.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation, see the accompanying schedule.

Important Notice: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will be available to answer questions on Liberty Media’s earnings conference call which will begin at 10:00 a.m. (E.T.) on May 8, 2024. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13742817 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, product and marketing strategies, future financial performance and prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, ABH’s historical financial information not being representative of its future financial position, results of operations, or cash flows, ABH’s ability to recognize anticipated benefits from the Split-Off, possible changes in the regulatory and competitive environment in which ABH operates (including an expansion of MLB), the unfavorable outcome of pending or future litigation, operational risks of ABH and its business affiliates, including operations outside of the U.S., ABH’s indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations, tax matters, ABH’s ability to use net operating loss and disallowed business interest carryforwards, compliance with government regulations and potential adverse outcomes of regulatory proceedings, changes in the nature of key strategic relationships with broadcasters, partners, vendors and joint venturers, the impact of organized labor, the performance and management of the mixed-use development, disruptions in ABH’s information systems and information system security, ABH’s use and protection of personal data and the impact of inflation and weak economic conditions on consumer demand. These forward-looking statements speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in ABH’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of ABH, including the most recently filed Forms 10-K and 10-Q, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three months ended March 31, 2023 and March 31, 2024.

	Three months ended
	March 31,
(amounts in thousands)	2023	2024
Operating income (loss)	$(49,257)	$(52,355)
Stock-based compensation	3,191	3,719
Depreciation and amortization	14,679	14,882
Adjusted OIBDA	$(31,387)	$(33,754)
Baseball	$(35,835)	$(41,716)
Mixed-use development	9,153	9,933
Corporate and other	(4,705)	(1,971)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash increased $56 million during the first quarter as cash from operations and net borrowings more than offset capital expenditures. ABH debt increased $10 million in the first quarter primarily due to borrowings on the mixed-use development credit facilities to support current capital projects.

(amounts in thousands)	December 31, 2023	March 31, 2024
ABH Cash (GAAP)(a)	$125,148	$181,461

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	41,400	40,825
TeamCo revolver	—	—
Term debt	165,370	162,119
Mixed-use development	336,177	350,428
Total ABH Debt	$572,947	$583,372
Deferred financing costs	(3,678)	(3,459)
Total ABH Debt (GAAP)	$569,269	$579,913

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $13 million and $28 million as of December 31, 2023 and March 31, 2024, respectively.

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

March 31, 2024 (unaudited)

	March 31,	December 31,
	2024	2023

	amounts in thousands,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$181,461	125,148
Restricted cash	27,556	12,569
Accounts receivable and contract assets, net of allowance for credit losses of $424 and $332, respectively	40,242	62,922
Other current assets	38,182	17,380
Total current assets	287,441	218,019

Property and equipment, at cost	1,126,995	1,091,943
Accumulated depreciation	(338,745)	(325,196)
	788,250	766,747

Investments in affiliates, accounted for using the equity method	100,140	99,213
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	126,891	120,884
Total assets	$1,602,189	1,504,330

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$99,118	73,096
Deferred revenue and refundable tickets	212,367	111,985
Current portion of debt	42,547	42,153
Other current liabilities	5,839	6,439
Total current liabilities	359,871	233,673

Long-term debt	537,366	527,116
Finance lease liabilities	105,844	103,586
Deferred income tax liabilities	57,162	50,415
Pension liability	13,042	15,222
Other noncurrent liabilities	37,657	33,676
Total liabilities	1,110,942	963,688
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at March 31, 2024 and December 31, 2023	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,162 and 10,318,197 at March 31, 2024 and December 31, 2023, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and 977,776 at March 31, 2024 and December 31, 2023, respectively	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 50,611,586 and 50,577,776 at March 31, 2024 and December 31, 2023, respectively	506	506
Additional paid-in capital	1,091,572	1,089,625
Accumulated other comprehensive earnings (loss), net of taxes	(7,341)	(7,271)
Retained earnings (deficit)	(605,648)	(554,376)
Total stockholders' equity	479,202	528,597
Noncontrolling interests in equity of subsidiaries	12,045	12,045
Total equity	491,247	540,642
Commitments and contingencies
Total liabilities and equity	$1,602,189	1,504,330

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

March 31, 2024 (unaudited)

	Three months ended
	March 31,
	2024	2023

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$21,970	17,561
Mixed-use development revenue	15,110	13,411
Total revenue	37,080	30,972
Operating costs and expenses:
Baseball operating costs	45,207	36,771
Mixed-use development costs	2,253	1,931
Selling, general and administrative, including stock-based compensation	27,093	26,848
Depreciation and amortization	14,882	14,679
	89,435	80,229
Operating income (loss)	(52,355)	(49,257)
Other income (expense):
Interest expense	(9,443)	(8,912)
Share of earnings (losses) of affiliates, net	1,627	(803)
Realized and unrealized gains (losses) on intergroup interests, net	—	(13,377)
Realized and unrealized gains (losses) on financial instruments, net	2,974	(761)
Other, net	1,769	841
Earnings (loss) before income taxes	(55,428)	(72,269)
Income tax benefit (expense)	4,156	14,293
Net earnings (loss)	$(51,272)	(57,976)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.83)	(0.94)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$(0.83)	(0.94)

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

March 31, 2024 (unaudited)

	Three months ended
	March 31,
	2024	2023

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(51,272)	(57,976)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,882	14,679
Stock-based compensation	3,719	3,191
Share of (earnings) losses of affiliates, net	(1,627)	803
Realized and unrealized (gains) losses on intergroup interests, net	—	13,377
Realized and unrealized (gains) losses on financial instruments, net	(2,974)	761
Deferred income tax expense (benefit)	6,772	(7,715)
Cash receipts from returns on equity method investments	700	200
Net cash received (paid) for interest rate swaps	1,511	1,222
Other charges (credits), net	(542)	318
Net change in operating assets and liabilities:
Current and other assets	11,191	20,350
Payables and other liabilities	108,704	95,355
Net cash provided by (used in) operating activities	91,064	84,565
Cash flows from investing activities:
Capital expended for property and equipment	(27,642)	(13,647)
Other investing activities, net	47	110
Net cash provided by (used in) investing activities	(27,595)	(13,537)
Cash flows from financing activities:
Borrowings of debt	13,789	—
Repayments of debt	(4,018)	(3,893)
Contribution from noncontrolling interest	—	6,645
Other financing activities, net	(1,940)	(1,050)
Net cash provided by (used in) financing activities	7,831	1,702
Net increase (decrease) in cash, cash equivalents and restricted cash	71,300	72,730
Cash, cash equivalents and restricted cash at beginning of period	137,717	172,813
Cash, cash equivalents and restricted cash at end of period	$209,017	245,543